UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                      VCV illage.com Opportunity Fund, LLC
             (Exact name of registrant as specified in its charter)

                Delaware                                Applied For
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

      325 West 38th Street, Suite 1504
             New York, New York                                  10018
  (Address of principal executive offices)                     (Zip Code)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), check the  to General Instruction A.(d), check the
following box. |X|                       following box. |_|

Securities Act registration statement file number
to which the form relates:                                     333-[          ]
                                                               ----------------
                                                                (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                       Name of each exchange on which
        to be so registered                       each class is to be registered

Common shares of beneficial interest,                         N/A
         with no par value
            ("Shares")

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant's Securities to be Registered.

      The description of the Shares is set forth in the Prospectus under the captions: "Prospectus Summary," "Business of the Fund," "Management of the Fund," and "Description of Limited Liability Company Interests," and is incorporated by reference to the limited liability company's Registration Statement on Form N-2 as filed on June 28, 2000.

Item 2. Exhibits.

      No exhibits are filed with the Commission. Exhibits are part of the Fund"s Registration Statement on Form N-2 as filed on June 28, 2000.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    VCVillage.com Opportunity Fund, LLC


                                    By: /s/ Daniel M. Bendheim
                                        ---------------------------------

                                            Daniel M. Bendheim
                                            President

Date: June 28, 2000